UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2008

MOST HOME CORP.
(Exact name of Registrant as specified in its charter)

Nevada	0-29067	98-0173359
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

Unit 1- 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6
(Address of principal executive office, including Zip Code)

Registrant’s telephone number, including area code: (604) 460-7634

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 24, 2008, Most Home Corp. (the "Company") director David Smalley resigned from the Board of Directors of the Company solely for personal reasons. Mr. Smalley’s letter of resignation is filed as Exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

17.1	Resignation Letter of David W. Smalley dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOST HOME CORP.

Date: April 25, 2008	By:	/s/ Michael Schutz
Michael Schutz, Chief Financial Officer